                        RESTRICTED STOCK AWARD AGREEMENT

         THIS AGREEMENT is entered into and effective as of this 3rd day of November, 1998 (the "Date of Grant"), by and between Tricord Systems, Inc. (the "Company") and Dr. Alexander H. Frey (the "Grantee").

          A.  The Company has adopted the 1998 Stock Incentive Plan (the
         "Plan) authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to grant restricted stock awards to employees and non-employee consultants and independent contractors of the Company and its Subsidiaries (as defined in the Plan).

         B. The Company desires to give the Grantee a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Grantee a restricted award of shares of common stock of the Company pursuant to the Plan.

         Accordingly, the parties agree as follows:

1.       GRANT OF AWARD

         The Company hereby grants to the Grantee a restricted stock award (the "Award") consisting of 150,000 Shares (the "Award Shares") of the Company's common stock, $.01 par value (the "Common Stock"), according to the terms and subject to the restrictions and conditions hereinafter set forth and as set forth in the Plan. Reference to the Award Shares in this Agreement will be deemed to include the Dividend Proceeds (as defined in Section 3.3 of this Agreement) with respect to such Award Shares that are retained and held by the Committee as provided in
         Section 3.3 of this Agreement.

2.       GRANT RESTRICTION

                  2.1 RESTRICTION AND FORFEITURE. The Grantee's right to retain the Award Shares will be subject to the Grantee remaining in the continuous employ of the Company or any Subsidiary for a period from the Date of Grant through December 1, 2000 (the "Restriction Period"); provided, however, that such employment period restrictions (the "Restrictions") will lapse and terminate prior to end of the Restriction Period with respect to installments of Award Shares to the extent and on such dates as follows:

                           Date of                   Number of Award Shares for
                           Restriction Lapse         Which Restrictions Lapse
                           -----------------         ---------------------------
                           December 1, 1999                   75,000
                           December 1, 2000                   75,000

                  2.2      TERMINATION OF EMPLOYMENT

                           (a) TERMINATION DUE TO DEATH OR DISABILITY.
                           In the event that the Grantee's employment with the Company and all Subsidiaries is terminated by reason of the Grantee's death or Disability (as such term is defined in the Plan), the Restrictions applicable to the Award Shares will immediately lapse and terminate.

                           (b) VOLUNTARY TERMINATION AND TERMINATION FOR CAUSE. In the event the Grantee's employment with the Company and all Subsidiaries is terminated voluntarily by the Grantee or is terminated by the Company for Cause (as such term is defined in the Plan), all rights of the Grantee under the Plan and this Agreement will terminate immediately without notice of any kind, and this Award will be terminated and all Award Shares with respect to which the Restrictions have not lapsed will be forfeited.

                           (c)  (c)  TERMINATION WITHOUT CAUSE. In the
                           event the Grantee's employment with the Company and all Subsidiaries is terminated by the Company without Cause, the Restrictions applicable to the Award Shares will immediately lapse and terminate.


                  2.3      CHANGE IN CONTROL

                           (a) IMPACT OF CHANGE IN CONTROL. If any events constituting a Change in Control (as defined in the Plan) of the Company occur, the Restrictions will immediately lapse and terminate with respect to all Award Shares that have been held for at least six months from the Date of Grant.

                           (b) LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in this Section 2.3 to the contrary, if, with respect to the Grantee, acceleration of the vesting of the Award Shares as provided above (which acceleration could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), together with any other payments which the Grantee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments to the Grantee as set forth herein will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if the Grantee is subject to a separate agreement with the Company or a Subsidiary that specifically provides that payments to the Grantee will not be reduced even if such payments would constitute excess parachute payments or provides that the Grantee will have the discretion to determine which payments will be reduced in order to avoid excess parachute payments (regardless of whether such separate agreement specifically references Award Shares under this Agreement), then the limitations of this Section 2.3(b) will, to that extent, not apply.

3.       ISSUANCE OF AWARD SHARES

                  3.1 PRIVILEGES OF A SHAREHOLDER: TRANSFERABILITY. As soon as practicable after the execution and delivery of this Agreement and the satisfaction of any conditions to the effective issuance of such Award Shares (including, without limitation, the conditions set forth in Section 3 of this Agreement and Section 15 of the Plan), the Grantee will be recorded on the books of the Company as the owner of the Award Shares, and the Company will issue one or more duly issued and executed stock certificates evidencing the Award Shares. The Grantee will have all voting, dividend, liquidation and other rights with respect to the Award Shares in accordance with their terms upon becoming the holder of record of such Award Shares; provided, however, that, prior to the lapse or other termination of the Restrictions applicable to Award Shares, such Award Shares will not be assignable or transferable by the Grantee, either voluntarily or involuntarily, and may not be subjected to any lien, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Award Shares other than in accordance with this Agreement and the Plan will be null and void and will void the Award, and all Award Shares for which the Restrictions have not lapsed will be forfeited and immediately returned to the Company.

                  3.2 ENFORCEMENT OF RESTRICTIONS. To enforce the
                  Restrictions imposed by this Agreement and the Plan, the Committee may place a legend on the stock certificates referring to the Restrictions and may require the Grantee, until the Restrictions have lapsed with respect to Award Shares, to keep the stock certificates evidencing such Award Shares, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership of such Award Shares, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

                  3.3 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless the
                  Committee determines otherwise in its sole discretion, the Grantee will have no right to receive dividends or distributions with respect to Award Shares, including cash dividends, stock dividends or dividends in kind, the proceeds of any stock split or the proceeds resulting from any changes or exchanges described in Section 6 of this Agreement (all of which will collectively be referred to as "Dividend Proceeds"). The Committee may, in its sole discretion, distribute such Dividend Proceeds to the Grantee or it may retain and hold such Dividend Proceeds subject to the Restrictions and the other terms and conditions of this Agreement. In addition, the Committee may, in its sole discretion, cause such Dividend Proceeds to be paid to the Company pursuant to Section 5 of this Agreement in order to satisfy any federal, state or local withholding or other employment-related tax requirements attributable to such dividends or distributions or to the Grantee's receipt of the Award or the lapse or termination of the Restrictions applicable to Award Shares.

4.       RIGHTS OF GRANTEE

                  4.1 EMPLOYMENT. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time, nor confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

                  4.2 RIGHTS AS A SHAREHOLDER. The Grantee will have no rights as a shareholder until the Grantee becomes the holder of record of such Award Shares, and no adjustment will be made for dividends or distributions with respect to the Award Shares as to which there is a record date proceeding the date the Grantee becomes the holder of record of the Award Shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

5.       WITHHOLDING TAXES

         The Company is entitled to (a) withhold and deduct from future wages of the Grantee (or from other amounts that may be due and owing to the Grantee from the Company), or cause to be paid to the Company out of Dividend Proceeds, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the receipt of the Award, the receipt of dividends or distributions on Award Shares, or the lapse or termination of the Restrictions applicable to Award Shares, or (b) require the Grantee promptly to remit the amount of such withholding to the Company. In the event that the Company is unable to withhold such amounts, for whatever reason, the Grantee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

6.       ADJUSTMENTS

         In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Grantee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities subject to this Award.

7.       SUBJECT TO PLAN

         The Award and the Award Shares granted pursuant to this Agreement have been granted under, and are subject to the terms of, the Plan. Terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Grantee, by execution hereof, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement in inconsistent with the terms of the Plan, as amended or modified from time to time, the terms of the Plan will prevail.

8.       MISCELLANEOUS

                  8.1 BINDING EFFECT. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

                  8.2 GOVERNING LAW. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate Delaware court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

                  8.3 ENTIRE AGREEMENT. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and vesting of this Award and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and vesting of this Award and the administration of the Plan.

                  8.4 AMENDMENT AND WAIVER. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

The parties hereto have executed this Agreement effective the day and year first above written.

                                             TRICORD SYSTEMS, INC.


                                             By /s/ John J. Mitcham
                                               -------------------------------

                                             Its Chairman/CEO
                                                ------------------------------

By execution of this Agreement,              GRANTEE
The Grantee acknowledges having
Received a copy of the Plan                     /s/ Alexander H. Frey
                                                ------------------------------
                                                        (Signature)
                                                Alexander H. Frey
                                                ------------------------------
                                                     (Name and Address)

                                                ------------------------------

                                                ------------------------------